UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): January 17, 2024

SHARPLINK GAMING LTD.

(formerly Mer Telemanagement Solutions Ltd.)

(Exact name of registrant as specified in charter)

Israel	7999	98-1657258
(State of Incorporation)	(Primary Standard Industrial Classification Code Number.)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	SBET	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS.

Receipt of Tax Ruling from Israel Tax Authority in connection with the Domestication Merger

On January 21, 2024, SharpLink Gaming Ltd. (“SharpLink Israel” or the “Company”), an Israel limited liability company, received from the Israel Tax Authority (the “ITA”) a tax ruling (the “104H Tax Ruling”), dated January 17, 2024, with respect to the Israeli tax treatment applicable to the merger consideration payable to certain of SharpLink Israel’s shareholders in connection with the domestication merger transaction involving SharpLink Israel, SharpLink Gaming Inc., a Delaware corporation and wholly owned subsidiary of SharpLink Israel (“SharpLink US”), and SharpLink Merger Sub Ltd., an Israeli company and a wholly owned subsidiary of SharpLink US (“Domestication Merger Sub”), (such merger, the “Domestication Merger”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Agreement and Plan of Merger and Reorganization (the “Domestication Merger Agreement”), submitted to the U.S. Securities and Exchange Commission as Annex A of the Company’s Schedule 14A dated October 25, 2023.

The 104H Tax Ruling applies to any SharpLink Israel shareholder who is part of the “Interested Public” (as such term is defined in the 104H Tax Ruling and more fully detailed below) and satisfies all the conditions stated in the 104H Tax Ruling.

The following is a summary discussion of the material provisions of the 104H Tax Ruling. The following summary is included for general information purposes only, is based upon current Israeli tax law and the rules promulgated thereunder, and the 104H Tax Ruling and should not be construed as or considered to be tax advice to any particular holder of SharpLink Israel’s Ordinary Shares. No assurance can be given that future legislation, regulation or interpretations will not significantly change the tax considerations described below, and any such change may apply retroactively. This summary is not intended to be and does not constitute a complete review of all material terms of the 104H Tax Ruling, nor does it discuss all material aspects of Israeli tax consequences that may apply to particular holders of SharpLink Israel’s Ordinary Shares (in light of their particular circumstances). YOU SHOULD CAREFULLY READ THE CONVENIENCE TRANSLATION OF THE 104H TAX RULING ATTACHED HERETO AS EXHIBIT 99.1 AND CONSULT YOUR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE DOMESTICATION MERGER TO YOU. The original, Hebrew version of the 104H Tax Ruling will be uploaded to the Company’s website under the “Investors” section. In the event of any discrepancy between the translation of the 104H Tax Ruling attached hereto and the official, original Hebrew version of the 104H Tax Ruling, the official, original Hebrew version of the 104H Tax Ruling shall govern. The 104H Tax Ruling and this Form 8-K do not address any non-Israeli tax matters.

Based on the 104H Tax Ruling, with respect to the Merger Consideration payable to shareholders who are considered Interested Public and whose sale of SharpLink Israel Ordinary Shares would have been taxable if not for the 104H Tax ruling, the transfer of SharpLink Israel’s Ordinary Shares in exchange for shares of SharpLink US Common Stock shall not be deemed, subject to the terms and conditions of the 104H Tax Ruling, on the Effective Date, as a sale under the Israeli Tax Ordinance (the “Ordinance”), and the ‘sale event’ shall be deferred until such time as such shares of SharpLink US Common Stock are actually sold by a shareholder. The 104H Tax Ruling provides detailed provisions regarding the calculation of capital gains (including the methodology for calculating new tax basis in the SharpLink US common stock), withholding and reporting (as and if applicable) with respect to such future sale event. The 104H Tax Ruling further provides that issuance by SharpLink US of the Merger Consideration to SharpLink Israel shareholders who are considered Interested Public and thus covered under the 104H Tax Ruling, is exempt from tax withholding under Israeli law.

The 104H Tax Ruling further provides that any SharpLink Israel shareholder who is part of the Interested Public may request to treat the sale of its SharpLink Israel Ordinary Shares in exchange for shares of SharpLink US Common Stock as a tax event. If a shareholder makes such a request, the provisions of the 104H Tax Ruling will not apply to such shareholder and the taxation of such shareholder shall be in accordance with Israeli law.

The 104H Tax Ruling determines that a SharpLink Israel shareholders will be deemed as part of the “Interested Public” and therefore will be subject to the 104H Tax Ruling if they meets ALL of the following conditions:

●	They are not controlling shareholders, as defined in Section 103 of the Ordinance;
●	They purchased all of their SharpLink Israel Ordinary Shares following its registration for trade on the Nasdaq;
●	They hold all of their SharpLink Israel Ordinary Shares through stock exchange members, which also include non-Israeli brokers or banks that hold shares through CEDE & Co. (the nominee company of DTC);
●	They are not Registered Shareholders (i.e., shareholders whose SharpLink Israel Ordinary Shares are registered in their name directly with SharpLink Israel’s transfer agent, Equiniti (formerly known as American Stock Transfer & Trust Company LLC)and not through the nominee company of DTC);
●	They are not Relatives (as such term is defined in Section 88 of the Ordinance) of Registered Shareholders;
●	They are not “interested parties” or “office holders” (as defined in the Israeli Securities Law, 5728-1968)[1];
●	They have not previously received any tax ruling from the ITA that determines a tax arrangement with respect to the taxation of their SharpLink Israel Ordinary Shares that contradicts the 104H Tax Ruling; and
●	They are not subject to any other arrangement from the ITA that contradicts the 104H Tax Ruling.

A holder that does not meet the definition of Interested Public, will be deemed not to meet such definition for all of his/her/its SharpLink Israel Ordinary Shares, and therefore will not be considered as part of the Interested Public for that certain part of his/her/its SharpLink Israel Ordinary Shares that meets all of the conditions for an “Interested Public,” even if such shares were purchased independently and separately from other SharpLink Israel Ordinary Shares.

You should carefully review the definition of Interested Public in order to determine whether you qualify as a member of this group. If you are a holder of SharpLink Israel Ordinary Shares and you do not meet the definition of Interested Public (other than in the event you hold all your SharpLink Israel Ordinary Shares as a Registered Shareholder), you are requested to immediately contact SharpLink’s Investor Relations Group via email: ir@sharplink.com. To the extent you do not meet the definition of Interested Public, the tax implications to you in connection with the Merger shall be in accordance with Israeli law.

The 104H Tax Ruling provides that if the Domestication Merger is not accomplished within 90 days from the date of the 104H Tax Ruling (January 17, 2024), the 104H Tax Ruling will be cancelled retroactively.

The 104H Tax Ruling includes an Option Annex that generally provides that the exchange of SharpLink Israel Options or Warrants issued to Israeli employees (and one former employee) or Israeli consultants, or SharpLink Israel Ordinary Shares that were upon conversion of such SharpLink Israel Options or Warrants will not be deemed as a taxable event under Israeli tax laws.

1 An “interested party” is defined as a holder of five percent or more of the issued capital of a company or the voting rights in the company, or a person entitled to appoint one or more of the members of the board of directors of the company or its general manager, anyone who is a member of the board of directors or the general manager of a company, or a corporation that any of the foregoing persons hold twenty five percent or more of its issued capital or voting rights or is entitled to appoint twenty five percent or more of its members of the board of directors. This includes also a trustee, other than a nominee company. An “office holder” is defined as a general manager, chief business manager, vice general manager, any other person assuming the responsibilities of any of the foregoing positions without regard to such person’s title, and a director, or manager directly subordinate to the general manager.

Israeli Tax Treatment of Shareholders not covered by the 104H Tax Ruling

Any SharpLink Israel shareholder who is not part of the Interested Public and is therefore not subject to the 104H Tax Ruling, may, to the extent not eligible for an exemption from Israeli tax withholding, be subject to withholding of capital gains tax in connection with the consummation of the Domestication Merger. A SharpLink Israel shareholder may generally be eligible for an exemption from Israeli tax withholding based on either a foreign tax residency or in the event it is in a loss position on its SharpLink Israel Ordinary Shares.

Pending receipt of the exemption from the ITA, the Merger Consideration to which such non-Interested Public shareholder will be entitled to, will be held in trust by SharpLink US’s transfer agent, Equiniti (formerly American Stock Transfer & Trust Company, LLC). The Company and SharpLink US will assist shareholders whose SharpLink US Common Stock will be held in trust with obtaining the withholding exemption from the ITA, to the extent they are eligible for such an exemption, and subject to cooperation by such shareholders in the event they will be requested to provide information, documentation or declarations to the ITA. In connection with the tax withholding exemption process, each SharpLink Israel shareholder who is not a member of the Interested Public will be required initially to sign, to the extent applicable, a “Declaration of Status for Israeli Income Purposes,” in the form attached hereto as Exhibit 99.2, and provide it to the Company.

In the event an exemption cannot be obtained or is not received within six months from the date of the Domestication Merger, the relevant shareholder will be required to provide SharpLink US the amount in cash due in connection with the Israeli tax withholding obligation. In the event that the shareholder fails to provide SharpLink US with the full cash amount necessary to satisfy such Israeli tax withholding obligation (as determined in the sole discretion of the SharpLink US), SharpLink US shall be entitled to sell the shares of SharpLink US Common Stock to the extent necessary to satisfy the full amount due with regards to such Israeli tax withholding obligation (after taking into account any taxes due, if any, with respect to the sale of such Common Stock).

This Current Report on Form 8-K is intended to provide general information to the Company’s shareholders and foreign-resident employees of the main procedures registered shareholders and foreign-resident employees must follow in order to become eligible for exemption from tax withholding under Israeli Law, to which they may be entitled under the Withholding Tax Ruling.

Neither the Company nor any representative of the Company is requesting any forms or submissions by shareholders or foreign-resident employees at this time. PLEASE DO NOT SUBMIT ANY FORMS OR OTHER MATERIALS TO THE COMPANY OR COMPANY REPRESENTATIVES IN CONNECTION WITH THE MERGER UNTIL REQUESTED.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

99.1	Convenience Translation of the 104H Tax Ruling from Israel Tax Authority, dated January 17, 2024

99.2	Declaration of Status for Israeli Income Tax Purposes

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING LTD.

	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer
Dated: February 2, 2024